Artisan Partners Asset Management Inc. Reports January 2016 Assets Under Management
Milwaukee, WI - February 9, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of January 31, 2016 totaled $92.1 billion. Separate accounts accounted for $42.6 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $49.5 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of January 31, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	27,890
Non-U.S. Small-Cap Growth	1,209
Global Equity	727
Global Small-Cap Growth	124

U.S. Value Team
U.S. Mid-Cap Value	7,146
U.S. Small-Cap Value	806
Value Equity	1,475

Growth Team
U.S. Mid-Cap Growth	13,417
U.S. Small-Cap Growth	1,988
Global Opportunities	7,007

Global Value Team
Non-U.S. Value	15,369
Global Value	12,982

Emerging Markets Team
Emerging Markets	506

Credit Team
High Income	1,070

Developing World Team
Developing World	376

Firm Total	$92,092

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com